UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2010
Date of Report (Date of earliest event reported)

MERCER GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

15710 W. Colfax Ave., Suite 201 Golden, Colorado (Address of principal executive offices)	80401 (Zip Code)

(303) 235-8099
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on September 27, 2010, the Board of Directors of Mercer Gold Corporation (the "Company") accepted the consent of Roberto E. Partarrieu to serve as a director of the Company.

Further, effective on September 29, 2010, the Board of Directors of the Company accepted the consent of Lorne M. Gertner to serve as a director of the Company.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Rahim Jivraj	President, Chief Executive Officer & Director
William D. Thomas	Secretary/Treasurer, Chief Financial Officer and & Director
Keith Laskowski	Director
David Shaw	Director
Edward Flood	Director
Roberto E. Partarrieu	Director
Lorne M. Gertner	Director
James M. Stonehouse	Vice President, Exploration

About Mr. Partarrieu

For more than 20 years Mr. Partarrieu has worked with junior mining companies and has negotiated mining exploration and acquisition contracts in Chile and other Latin American countries. He has advised private mining companies and government officials on various matters including current economic and country risk issues.

While working for the Canadian Embassy in Chile, from 1986 to 1992, he introduced executives of Canadian companies to government officials including the Minister of Mines of Chile and other South American countries, as well as private and public mining company managers and directors.

As Business Development Manager for Yorkton Securities, from 1992 to1994, and later as General Manager and Director of various junior mining companies beginning in 1996, he identified and negotiated mining contracts, set up and managed operations in Chile and traveled throughout South America assessing business opportunities. As a consultant he assisted junior Canadian and U.S. mining exploration companies with their strategic plans, political/country risk analysis and investment assessment and helped them to set up local offices.

Mr. Partarrieu is currently the Vice President for Finance and Administration of a graduate school of Psychology (IPS) in Arlington, VA, USA. He is fluent in English, Spanish and has good speaking and reading knowledge of French.

The Company's Board of Directors has determined that Mr. Partarrieu should serve as a director given his background and experience, which brings a good understanding of North and South America business relations that the Board believes will assist the Company in its operations.

About Mr. Gertner

Mr. Gertner has over twenty years of business experience. Most recently, from 2007 to date, Mr. Gertner has served as the Chairman and CEO of Hill & Gertner Capital Corporation, an investment merchant bank and limited market dealer. From 1997 to date, he has served as CEO of New Urban Developers, an urban development company focused on development opportunities in Toronto, Canada. From 2005 to 2007, he served as CEO of Pink Tartan, a designer women's clothing brand.

Mr. Gertner is a graduate of the University of Toronto with a degree in Architecture. As an Institute-certified Director from the Rotman School of Management, he has served as a board member in various public companies, including Bayview Public Ventures (TSX:BPV.P), Spring & Mercer Capital Corporation (TSX.V:SPN.H), Lonsdale Public Ventures (TSXV:LON.P) and Cynapsus Therapeutics Inc. (TSXV:CTH).

He is a board member of several private entities including Pink Tartan, and serves as Vice Chair of the FDCC (Fashion Design Council of Canada), and on the boards of The Design Exchange, and Ryerson School of Fashion.

The Company's Board of Directors has determined that Mr. Gertner should serve as a director given his business background and experience serving on boards of directors of public and private companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERCER GOLD CORP.
DATE: September 29, 2010.	By: /s/ Rahim Jivraj_____________________ Name: Rahim Jivraj Title: President

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